Exhibit 99.1

World Point Terminals, LP Announces Quarterly Distribution

ST. LOUIS, Missouri, July 16, 2015 –World Point Terminals, LP (the “Partnership”), a Delaware limited partnership (NYSE: WPT), announced today that the board of directors of its general partner declared a cash distribution of $0.30 per unit ($1.20 per unit on an annualized basis) for the period from April 1, 2015 through June 30, 2015. The distribution is payable on August 14, 2015 to unitholders of record on July 30, 2015.

About World Point Terminals, LP

World Point Terminals, LP is a master limited partnership that owns, operates, develops and acquires terminals and other assets relating to the storage of light refined products, heavy refined products and crude oil. The Partnership’s storage terminals are strategically located in the East Coast, Gulf Coast and Midwest regions of the United States. The Partnership is headquartered in St. Louis, Missouri.

Forward-Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Partnership does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Partnership becomes aware, after the date hereof.

Contacts:

Liz McGee

Investor Relations

Phone: (314) 854-8366

lmcgee@worldpointlp.com